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                                BIG DOG HOLDINGS, INC.

                              1996 STOCK INCENTIVE PLAN


    1. ESTABLISHMENT. Big Dog Holdings Inc., a Delaware corporation (the "Company"), hereby establishes its 1996 Stock Incentive Plan (the "Plan") under which the Company's Common Stock may be sold to Eligible Persons.

    2. PURPOSE. The Plan is designed to enable the Company to attract, retain and motivate employees and other person who may be expected to contribute to the success of the Company by providing such persons a proprietary interest in the Company and an incentive to increase the profitability and success of the Company.

    3.   DEFINITIONS.

              (a)  Board:  The Board of Directors of the Company.

              (b) Eligible Person: Any person employed by the Company or any affiliate, any director of or consultant to the Company and any other person who may be expected to contribute to the success of the Company, as determined by the Board.

              (c) Plan: This 1996 Stock Incentive Plan, as the same may be amended from time to time.

              (f) Plan Documents: The Stock Agreement and other documents executed by a Purchaser in connection with the purchase of Stock in the form approved from time to time by the Board.

              (d) Purchase Price: The price determined by the Board at which Stock may be purchased under the Plan.

              (e)  Purchase Date:    The date as of which the Purchaser
         purchases Stock under the Plan.

              (f) Purchaser: An Eligible Person to whom Stock has been or is to be granted and sold under the Plan.

              (g) Stock: Shares of the common stock of the Company, and such other stock as may be substituted therefor as provided in the adjustment provisions of the Plan.


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              (h)  Stock Agreement:  The Stock Purchase Agreement entered into by the Company and a Purchaser in regard to a sale of Stock under this Plan.

    4. ADMINISTRATION. The Plan shall be administered by the Board. The interpretation and construction by the Board of any provision of the Plan or of any Plan Documents shall be final and binding upon Purchasers and their respective successors. No member of the Board shall be liable for any action or determination made in good faith. The Board may from time to time adopt rules and regulations for carrying out the Plan and, subject to the provisions of the Plan, may prescribe the form or forms of Plan Documents.

Subject to the provisions of the Plan, the Board shall have full and final authority in its discretion to select the Eligible Persons to be granted Stock, to grant such Stock, and to determine the number of shares to be subject thereto, the Purchase Price and such other terms and provisions thereof (including the availability and terms of any financing) as it may authorize, each of which terms may be different for each grant.

    5.   STOCK SUBJECT TO THE PLAN.  Subject to the adjustments provided in
Section 9 hereof, the aggregate number of shares of Stock which may be granted hereunder shall be 500,000 shares.

    6. NO EMPLOYMENT OBLIGATION. Nothing herein or in a Plan Documents shall confer upon a Purchaser any right with respect to continued employment or limit his or her right to terminate their employment.

    7. DURATION OF PLAN. Any Stock grants must be made at or prior to the close of business on the tenth anniversary date of the effective date of the Plan.

    8.   PURCHASE OPTION

         (a) The Company (or its assignee) shall have the right to purchase some or all of the Stock sold to any Purchaser under the Plan (the "Purchase Option") upon the occurrence of one of the following events (a "Triggering Event"): (i) the Purchaser shall cease to be employed by or associated with the Company or its affiliates for any reason, or no reason, with or without cause, including voluntary or involuntary termination, death or disability, or (ii) any of the shares of Stock shall be involuntarily transferred, including pursuant to a bankruptcy or insolvency proceeding, a divorce or separation proceeding, a writ of attachment garnishment, or any similar proceeding.

         (b) As of the Purchase Date, one-third of the shares of Stock sold shall be deemed to be "Vested Shares" and all remaining shares of Stock shall be deemed "Non-Vested Shares." A second third of the shares of


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         Stock shall become Vested Shares on the first anniversary of the
         Purchase Date and the remaining third shall become Vested Shares on the second anniversary of the Purchase Date.

         (c) The per share purchase price to be paid for the Stock upon the exercise of the Purchase Option (the "Option Price") shall be as follows:

                    (i) The Option Price for all Non-Vested Shares shall be equal to the Purchase Price paid by the Purchaser for such shares; and

                    (ii) The Option Price for all Vested Shares shall be equal to the Fair Market Value. The "Fair Market Value" shall be the fair market value of such shares as last determined the Board prior to the date of the repurchase pursuant to the Purchase Option. The Board shall determine the Fair Market Value of the shares at least annually and shall set forth such determination in the Board minutes. Such determination may consider all factors that the Board deems relevant to valuation (including liquidity and restrictions on resale) and shall be final and binding on Stockholder.

          (d) Within 60 days following an Event Date, the Company or its assignee (an "Optionholder") shall notify Purchaser or his or her successor, as applicable, by written notice as to whether it wishes to exercise the Purchase Option. If the Optionholder elects to so purchase, it shall identify the number of share it intends to purchased and the date (not later than 30 days from the date of such notice) and place for the closing of the purchase. At such closing, the Optionholder shall tender payment for the shares of Stock purchased and the certificates representing the Stock so purchased shall be delivered to Optionholder.

          (e) The Option Price may be payable, at the election of the Optionholder (i) by cancellation or payment of any outstanding indebtedness of the Purchaser to the Company or its stockholders or affiliates, (ii) by cancellation or payment of any outstanding indebtedness under any note delivered by a Purchaser in connection with the Purchaser's purchase of the Stock, (iii) in cash (by check),
          (iv) by delivery of a fully subordinated promissory note of the Company payable in 12 consecutive equal monthly installments of principal and bearing interest at a rate equal to the greater of the prime rate (as listed in the Western Edition of the Wall Street Journal on the first business day immediately preceding the closing date) and ten percent (10%), or (iv) any combination of the foregoing.


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          (f)  Notwithstanding the foregoing, the Purchase Option shall not apply to Vested Shares on and after the closing date (the "IPO Date") of an underwritten initial public offering of Common Stock of the Company pursuant to an effective registration statement filed by the Company under the Securities Act of 1933 (the "Act").

     9.   STOCK SPLITS, ETC.  If, from time to time during the term of this
Plan:

               (i) There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or

               (ii) There is any consolidation, merger or sale of the Company or of all, or substantially all, of the assets of the Company; then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock shall be immediately subject to this Agreement and be included in the word "Stock" for all purposes with the same after each such event, and the Option Price shall be appropriately adjusted by the Company.

     10. PROHIBITION ON TRANSFER. A Purchaser may not sell, transfer (by gift or otherwise), pledge (other than to the Company), grant an option on or otherwise dispose of (collectively, "Transfer") any Non-Vested Shares. Without the consent of the Board, a purchaser may not Transfer any Vested Shares which remain subject to the Purchase Option. In the event any shares of Stock are Transferred without such consent, whether by will, intestacy, involuntary transfer or in violation of this Plan, the transferee shall receive and hold such shares subject to the provisions of this Plan and the Plan Documents. The Company shall not be required to transfer on its books any Stock Transferred in violation of this Plan, or to treat as the owner of such shares (including the right to vote or to receive dividends) any transferee to whom such shares shall have been so transferred.

     11.  PUBLIC OFFERING

     (a) In addition to the restrictions in Section 10, on or at the closing of any public offering by the Company of its securities pursuant to an effective registration statement filed under the Act, a Purchaser shall not Transfer any Stock, make any short sale of Stock or agree to engage in any of the foregoing transactions without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period


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exceed one hundred-eighty (180) days.  This Section 11 shall remain in effect only for the two-year period immediately following the IPO Date.

     (b) If the Company proposes to register any of its common stock under the Act and/or any states' securities laws, each purchaser shall cooperate in any filings required to be made and will use his or her best efforts to cause all stock of the Company to comply with all legal and other requirements necessary or desirable to cause such registration to become effective.


     12.  "COME ALONG" RIGHTS.  Prior to the IPO Date:

               (i)  Notwithstanding anything to the contrary in this Plan, if
          (x) there is a offer (an "Offer") from a third party (an "Offeror") to purchase all or substantially all of the common stock of the Company and (y) the Board recommends the acceptance of such Offer, then the Company (or its assignee) or the Offeror, as the Company (or assignee) shall elect, shall have the right to purchase all of the Stock owned by each Purchaser at the same price per share, for the same form of consideration and upon substantially the same terms and conditions as such Offer.

               (ii) If the Company proposes to reorganize or a third party makes a offer to acquire substantially all assets of, or to merge or consolidated with, the Company, each Purchaser shall vote his or her Stock in regard to such transaction in accordance with the recommendation of the Board. By execution of the Stock Agreement, each Purchaser grants to the Secretary of the Company a proxy to vote his or her shares in accordance with this Section 12.

     13. AMENDMENT AND TERMINATION OF THE PLAN. The Board may alter, amend, suspend or terminate the Plan, provided that no such action shall deprive a Purchaser, without his or her consent, of any Stock or any of the rights thereunder granted to the Purchaser pursuant to the Plan.

     14. EFFECTIVENESS OF THE PLAN. The effective date of the Plan is June 1, 1996.


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